Exhibit 10.1

INCYTE CORPORATION
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted the following units representing shares of common stock of INCYTE CORPORATION (“Incyte”) under the Incyte Corporation Amended and Restated 2010 Stock Incentive Plan, as amended (the “Plan”):

Date of Grant:                                     [Date of Grant]

Name of Recipient:                              [Name of Recipient]

Total Number of

Units Granted:                                    [___________]

Vesting Commencement Date:            [Date of Grant]

Vesting Schedule:                                The units will vest in full on the first anniversary of the Date of Grant or, if earlier, immediately prior to the next regular annual meeting of Incyte’s stockholders following the Date of Grant.

You and Incyte agree that these units are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”) that can be reviewed by clicking on the link provided above.  By accepting this Notice, you are agreeing to all of those terms and conditions.

By accepting this Notice, you further agree that Incyte may deliver by e-mail all documents related to the Plan or this award.  You also agree that Incyte may deliver these documents by posting them on a website maintained by Incyte or by a third party under contract with Incyte.  If Incyte posts these documents on a website, it will notify you by e-mail.

INCYTE CORPORATION
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN:
RESTRICTED STOCK UNIT AWARD AGREEMENT

Payment	No cash payment is required for the units you receive, or for the issuance of shares of Incyte common stock on settlement of the units.
Vesting

The units vest as shown in the Notice of Restricted Stock Unit Award (the “award notice”).

No additional units will vest after your service with Incyte has terminated for any reason, except as provided below under “Change in Control.”

Forfeiture

If your service with Incyte terminates for any reason, then your units will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination.  This means that the units will immediately be cancelled.  You receive no payment for units that are forfeited.

Incyte determines when your service terminates for this purpose.

Leaves of Absence

For purposes of this award, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by Incyte in writing and the terms of the leave or applicable law requires continued service crediting. But your service terminates when the approved leave ends, unless you immediately return to active work.

Nature of Units

Your units are mere bookkeeping entries. They represent only Incyte’s unfunded and unsecured promise to issue shares of Incyte common stock on a future date. As a holder of units, you have no rights other than the rights of a general creditor of Incyte.

No Voting Rights or Dividends

Your units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of Incyte unless and until your units are settled by issuing shares of Incyte’s common stock.  No dividend equivalents will be provided and no adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except that in the case of a dividend payable in the form of additional shares of Incyte common stock, the number of units granted under this Agreement will be adjusted proportionately by multiplying that number by the number of shares of Incyte common stock that a holder of one share of Incyte common stock before the dividend payment date would hold after the dividend payment date.
Settlement of Units

Each of your units will be settled as soon as practicable after, but no later than 30 days after, the date the units vest.

At the time of settlement, you will receive one share of Incyte common stock for each vested unit.

Change in Control	In the event a Change in Control (as defined in the Plan) occurs while the units granted under this Agreement are outstanding, the units will vest in full upon the Change in Control.
Units Nontransferable

You may not sell, transfer, assign, pledge or otherwise dispose of any of your units. For instance, you may not use your units as security for a loan.  If you attempt to do any of these things, your units will immediately become invalid.  You may, however, dispose of any vested but unsettled units in your will.

Regardless of any marital property settlement agreement, Incyte is not obligated to recognize your former spouse’s interest in your units in any way.

Beneficiary Designation

You may designate a beneficiary in writing to receive your vested units in the event you die before settlement of the units. A beneficiary designation must be filed with Incyte on the proper form, and it will be recognized only if it has been received at Incyte’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested units that you hold at the time of your death.

Restrictions on Resale

By accepting the award notice, you agree not to sell any shares of Incyte common stock issued upon settlement of the units at a time when applicable laws or Incyte policies prohibit a sale. This restriction will apply as long as you are a director of Incyte.

Retention Rights	Neither your award nor this Agreement gives you the right to be elected as, or to be nominated for election as, a director of Incyte or to remain a director of Incyte.
Adjustments	In the event of a stock split, a stock dividend or a similar change in Incyte common stock, the number of your units covered by this award may be adjusted pursuant to the Plan.
Recovery and Reimbursement of Gain

Incyte shall have the right to recover, or receive reimbursement for, any compensation or profit realized by the issuance or settlement of units under this Agreement, or by the disposition of any shares issued upon settlement of the units, to the extent Incyte has such a right of recovery or reimbursement under applicable securities laws.
Compliance with Section 409A of the Code

Incyte intends that the vesting and settlement of the units awarded under this Agreement will qualify for an exemption from the application of, or will otherwise comply with, Section 409A of the Internal Revenue Code.  Incyte reserves the right, to the extent it deems necessary or advisable, to amend this Agreement without your consent in order to maintain such qualification for exemption or compliance.  By reserving this right, however, Incyte is not guarantying that Section 409A will never apply to the vesting and/or settlement of the units, or that the requirements of Section 409A will be complied with.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice of law provisions).
The Plan and Other Agreements

The text of the Incyte Corporation Amended and Restated 2010 Stock Incentive Plan (the “Plan”) is incorporated in this Agreement by reference.  All capitalized terms not defined in this Agreement are subject to definition under the Plan.  If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

This Agreement, the award notice and the Plan constitute the entire understanding between you and Incyte regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded.  This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and Incyte.

By accepting the award notice, you agree to all of the terms and conditions described above and in the Plan.